As filed with the Securities and Exchange Commission on March 19, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DOLLAR GENERAL CORPORATION
(Exact name of registrant as specified in its charter)

TENNESSEE	61-0502302
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 MISSION RIDGE GOODLETTSVILLE, TENNESSEE	37072
(Address of Principal Executive Offices)	(Zip Code)

DOLLAR GENERAL CORPORATION CDP/SERP PLAN
(Full title of the plan)

RHONDA M. TAYLOR, ESQ. EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL 100 MISSION RIDGE GOODLETTSVILLE, TN 37072
(Name and address of agent for service)

(615) 855-4000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (3)	Amount of registration fee
Deferred Compensation Plan Obligations (1)(2)	$40,000,000	100%	$40,000,000	$4,364

(1)	The deferred compensation plan obligations to which this registration statement relates (the “Obligations”) arise under the Dollar General Corporation CDP/SERP Plan (the “Plan”) and are unsecured obligations of Dollar General Corporation (the “Registrant”) to pay deferred compensation in the future in accordance with the terms of the Plan.

(2)	The Obligations being registered relate to an additional $40,000,000 of Obligations, for which $40,000,000 of Obligations have previously been registered pursuant to Registration Statement No. 333-151049.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”).

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional $40,000,000 of Obligations in accordance with the terms of the Plan. In accordance with Section E of the General Instructions to Form S-8, the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) relating to the Plan (Registration Statement No. 333-151049) is incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following document previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is incorporated herein by reference:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2021, filed with the Commission on March 19, 2021.

All documents and reports subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Dollar General Corporation CDP/SERP Plan (as amended and restated effective December 31, 2007) (incorporated by reference to Exhibit 10.10 to Dollar General Corporation’s Registration Statement on Form S-4 (file no. 333-148320)).

4.2	First Amendment to the Dollar General Corporation CDP/SERP Plan (as amended and restated effective December 31, 2007) (incorporated by reference to Exhibit 10.11 to Dollar General Corporation’s Registration Statement on Form S-4 (file no. 333-148320)).

4.3	Second Amendment to the Dollar General Corporation CDP/SERP Plan (as amended and restated effective December 31, 2007), dated as of June 3, 2008 (incorporated by reference to Exhibit 10.6 to Dollar General Corporation’s Quarterly Report on Form 10-Q for the quarter ended August 1, 2008, filed with the SEC on September 3, 2008 (file no. 001-11421)).

5	Opinion of Troutman Pepper Hamilton Sanders LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5).

24	Power of Attorney (included on signature page hereto).

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 19, 2021.

DOLLAR GENERAL CORPORATION (Registrant)

By:	/s/ John W. Garratt
John W. Garratt
Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John W. Garratt and Rhonda M. Taylor, and any of them (with full power in each to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Todd J. Vasos		March 19, 2021
Todd J. Vasos	Chief Executive Officer and Director (principal executive officer)

/s/ John W. Garratt		March 19, 2021
John W. Garratt	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Anita C. Elliott		March 19, 2021
Anita C. Elliott	Senior Vice President and Chief Accounting Officer (principal accounting officer)

Signature	Capacity	Date

/s/ Warren F. Bryant		March 18, 2021
Warren F. Bryant	Director

/s/ Michael M. Calbert		March 19, 2021
Michael M. Calbert	Director

/s/ Patricia D. Fili-Krushel		March 17, 2021
Patricia D. Fili-Krushel	Director

/s/ Timothy McGuire		March 17, 2021
Timothy McGuire	Director

/s/ William C. Rhodes, III		March 17, 2021
William C. Rhodes, III	Director

/s/ Debra A. Sandler		March 18, 2021
Debra A. Sandler	Director

/s/ Ralph E. Santana		March 17, 2021
Ralph E. Santana	Director